UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2022

Aerojet Rocketdyne Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 N. Pacific Coast Highway, Suite 500

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 252-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 per share	AJRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 15, 2022, Aerojet Rocketdyne Holdings, Inc. (the “Company”) announced that it issued a notice of redemption to holders of its outstanding 2.25% convertible senior notes due 2023 (CUSIP Number 007800 AB1) (the “Notes”) announcing its intention to redeem all outstanding Notes in full on September 19, 2022 in accordance with the terms of the indenture governing the Notes.

The Notes may be converted at any time before the close of business (which is 5:00 p.m., New York City time) on September 16, 2022, the scheduled trading day immediately preceding the redemption date. The Company is electing to settle conversions of Notes using Cash Settlement as defined in the indenture for the Notes. A copy of the press release announcing the issuance of the notice of redemption is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on July 15, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROJET ROCKETDYNE HOLDINGS, INC.

Date: July 15, 2022	By:	/s/ Daniel L. Boehle
	Name:	Daniel L. Boehle
	Title:	Vice President, Chief Financial Officer